CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No.1 to Registration Statement (No.333 – 170648) on Form S-1 of our report dated October 27, 2011, relating to the financial statements of Infitech Ventures Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

“DAVIDSON & COMPANY LLP”

 Chartered Accountants

Vancouver, Canada

May 23, 2012